Exhibit 99.1

Media Contact:
Sean O’Brien
404-262-8462
sean.obrien@pgi.com

PGi Welcomes Rob Draughon to Its Board of Directors

ATLANTA – August 23, 2011 – PGi, a global leader in virtual meetings, today announced that K. Robert (“Rob”) Draughon, CEO of Press Ganey Associates, Inc., a leader in quality measurement and performance improvement solutions for the health care industry, has joined its board of directors. Mr. Draughon, who qualifies as an independent director, replaces outgoing board member Jeffrey T. Arnold. Mr. Arnold, Chairman and Chief Architect of Sharecare, Inc. and Chief of Global Digital Strategy for Discovery Communications, has resigned from PGi’s board in order to focus on the significant responsibilities he retains in these companies.

“We are pleased to welcome Rob to the dynamic, strategic group of business leaders that makes up our board,” said Boland T. Jones, PGi founder, chairman and CEO, who is leading PGi’s next-generation product innovation. “Rob’s significant experience in corporate development and financial planning will be extremely valuable as we look to continue to expand PGi’s global footprint and grow our market share with our innovative new meetings solutions, iMeet® and GlobalMeet®.”

“Jeff has been one of PGi’s most tenured and valued board members. We thank him for his twelve years of committed service and invaluable contributions to our success,” continued Jones. “While we will miss Jeff’s counsel on our board, we support his decision to focus more of his time and energy on building Sharecare into a global leader in providing expert health information online.”

Mr. Draughon joined South Bend, Indiana-based Press Ganey in 2009 as CFO. He later assumed responsibility for the company’s day-to-day operations when his role expanded to CEO. Prior to joining Press Ganey, Mr. Draughon served in a variety of roles in finance and corporate development at HLTH Corporation and its subsidiary, WebMD Health Corp., including as CFO of WebMD prior to its merger with HLTH, where Mr. Draughon developed and led multiple strategic partnerships with many of the world’s largest technology companies.

Mr. Draughon, who resides with his family in Atlanta, graduated from the Fuqua School of Business at Duke University with a master’s in business administration, and he earned a bachelor’s in economics from Wake Forest University.

About Premiere Global Services, Inc. PGi

PGi is a global leader in virtual meetings. For 20 years, we have innovated technologies that help people meet and collaborate in more enjoyable and productive ways. Every month, we bring together over 15 million people in nearly 4 million virtual meetings. Headquartered in Atlanta, PGi has a presence in 24 countries worldwide. For more information, visit us at http://www.pgi.com.

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Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.’s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of new services, including our iMeet® and GlobalMeet® services; our ability to attract new customers and to retain and further penetrate our existing customer base; risks associated with challenging global economic conditions; costs or difficulties related to the integration of any new technologies; service interruptions and network downtime; price increases from our telecommunications service providers; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security of transactions; our level of indebtedness; future write-downs of goodwill or other intangible assets; assessment of income, state sales and other taxes; restructuring and cost reduction initiatives and the market reaction thereto; risks associated with acquisitions and market expansion; the impact of the recent sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers; risks associated with international operations, including political instability and fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the Securities and Exchange Commission, including but not limited to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2010. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.